Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aptose Biosciences Inc.

We consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of Aptose Biosciences Inc. (the “Entity”) which comprise the consolidated statement of financial position as of December 31, 2024, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ deficit and cash flows for the year ended December 31, 2024, and the related notes (collectively the “consolidated financial statements”) which is included in this Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2025.

We also consent to the incorporation by reference of such report in the Registration Statements No. No. 333-257446, 333-274625, 333-228794 and 333-205158 on Form S-8, No. 333-267801 on Form S-3, and No. 333-284927, 333-281201, 333-275870 and 333-272752 on Form S-1 of the Entity.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements No. 333-267801 on Form S-3, and No. 333-284927, 333-281201, 333-275870 and 333-272752 on Form S-1 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 31, 2026

Vaughan, Canada